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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

Lincare Holdings Inc.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-19946 (Commission File Number)	51-0331330 (IRS Employer Identification No.)
19387 U.S. 19 North, Clearwater, Florida (Address of Principal Executive Offices)		33764 (Zip Code)
Registrant's telephone number, including area code: (727) 530-7700
(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

        Lincare Holdings Inc., a Delaware corporation ("Lincare"), is filing this current report on Form 8-K filing for the purpose of filing with the Securities and Exchange Commission Lincare's press release dated June 23, 2003 announcing that Lincare has completed its sale of an additional $25 million aggregate principal amount of its 3.0% Convertible Senior Debentures due 2033. The press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

    See Exhibit Index attached hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lincare Holdings Inc.
Date: June 24, 2003	By:	/s/ PAUL G. GABOS Name: Paul G. Gabos Title: Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated June 23, 2003.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX